UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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VistaGen Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 29, 2020
Dear Stockholders of VistaGen Therapeutics, Inc.:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the Annual Meeting or the Meeting) of VistaGen Therapeutics, Inc. (the Company) to be held at 10:00 a.m., Pacific Time, on Thursday, September 17, 2020. To ensure the health and well-being of our stockholders, employees, Board members and advisors during the ongoing COVID-19 pandemic, the Annual Meeting will be a virtual meeting of stockholders and will be conducted exclusively via the Internet. There will not be a physical meeting location, and thus you will not be able to attend the Meeting in person. Instead, you may attend the Annual Meeting online and submit questions during the Meeting by visiting http://www.meetingcenter.io/280599481. In addition, prior to the Meeting, we encourage you to vote online by following the instructions provided on the Notice of Internet Availability of Proxy Materials described below.

In response to the COVID-19 pandemic and as part of our efforts to conserve environmental resources and prevent unnecessary corporate expense, we are once again using the “Notice and Access” method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission (SEC). We believe that this process should provide you with a safe, convenient and efficient way to access your proxy materials and vote your shares, while also allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials and take prudent precautionary measures during the COVID-19 pandemic. On or about August 3, 2020, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our Proxy Statement and vote electronically via the Internet or by telephone. The Notice also will contain instructions on how to receive a paper copy of your proxy materials.

Details of the business to be conducted at the Annual Meeting are described in both the Notice, and in the accompanying Proxy Statement. We have also made a copy of our Annual Report on Form 10-K for the year ended March 31, 2020 (Annual Report) available with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

Regardless of whether you plan to attend our Annual Meeting virtually, please read the accompanying Proxy Statement and then vote via the Internet, by telephone or by postal mail as promptly as possible. Please refer to the Notice for instructions on submitting your votes. Voting promptly will save us additional expense in further soliciting proxies and will ensure that your shares are represented at the Meeting.

Our Board of Directors has unanimously approved the proposals set forth in the accompanying Proxy Statement and we recommend that you vote in favor of each such proposal.

Sincerely,

Jon S. Saxe Chairman of the Board of Directors

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600
Fax (888) 482-2602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Conducted Exclusively via the Internet on September 17, 2020

Dear Stockholders of VistaGen Therapeutics, Inc.:

We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the Annual Meeting or Meeting) of VistaGen Therapeutics, Inc., a Nevada corporation (the Company, us, we or our), which takes place on Thursday, September 17, 2020 at 10:00 a.m., Pacific Time. The Annual Meeting will be a virtual-format meeting, held exclusively via the internet at http://www.meetingcenter.io/280599481, for the following purposes:

1.	to elect six directors to our Board of Directors, each to serve until our 2021 Annual Meeting of Stockholders, or until her or his respective successor is elected and qualified;

2.	to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2021; and

3.	to vote upon such other matters, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These matters are more fully discussed in the attached Proxy Statement.

We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the U.S. Securities and Exchange Commission’s (SEC) “notice and access” rules. We believe this process expedites our stockholders’ safe receipt of proxy materials during the COVID-19 pandemic, conserves natural resources and significantly reduces the costs of the Annual Meeting. On or about August 3, 2020, we will mail a Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which contains instructions for accessing the attached Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2020 (the Annual Report) and voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: http://www.edocumentview.com/VTGN.

The close of business on July 24, 2020 (the Record Date), has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting by sending an email to Corp.Secretary@vistagen.com stating the purpose of the request and providing proof of ownership of our common stock. This list will also be available for examination by stockholders of record during the virtual Annual Meeting webcast at http://www.meetingcenter.io/280599481.

You are entitled to attend the Annual Meeting virtually only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the virtual Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, to attend the Annual Meeting. Further information about how to attend the Annual Meeting online, vote your shares online during the Meeting and submit questions online during the Meeting is included in the accompanying Proxy Statement. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “Voting” beginning on page 2 of the attached Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

YOUR VOTES ARE IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to vote online via the Internet, by telephone or by postal mail in advance of the Annual Meeting, as promptly as possible. Submitting your votes in advance of the Annual Meeting assures that a quorum will be present at the Annual Meeting and will avoid the Company incurring additional expense for duplicate proxy solicitations. By following the procedures described in the section entitled “Voting” beginning on page 2 of the attached Proxy Statement, any stockholder attending the Annual Meeting virtually may vote at the Meeting, even if he or she has returned a proxy prior to the Annual Meeting.

Whether or not you expect to attend the Annual Meeting virtually, we urge you to vote your shares in advance of the Annual Meeting, as promptly as possible, online via the Internet, by telephone or by postal mail so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker, brokerage firm or other fiduciary, please follow the instructions on the voting instruction card furnished by such institution.

Our Board of Directors has recommended unanimously that you vote “FOR” each of the Director nominees identified in Proposal No. 1 and “FOR” Proposal No. 2, both of which are described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE VIA THE INTERNET AT http://www.edocumentview.com/VTGN.

By Order of the Board of Directors,

Jerrold D. Dotson
Chief Financial Officer and Corporate Secretary
South San Francisco, California
July 29, 2020

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600
Fax (888) 482-2602

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the Board) of VistaGen Therapeutics, Inc., a Nevada corporation (the Company, us, we or our), for use at the Company’s 2020 Annual Meeting of Stockholders (the Annual Meeting or the Meeting). The Annual Meeting will take place in a virtual meeting format on Thursday September 17, 2020, 10:00 a.m., Pacific Time, and will be held exclusively via the Internet at http://www.meetingcenter.io/280599481 ..

We have elected to provide access to the proxy materials for the Annual Meeting primarily over the Internet in accordance with the U.S. Securities and Exchange Commission’s (SEC) “notice and access” rules. On or about August 3, 2020, we will mail a Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. The Notice contains instructions for accessing this Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2020 (Annual Report) and Annual Meeting voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. This Proxy Statement and the Annual Report are available on the Internet at: http://www.edocumentview.com/VTGN.

Record Date and Shares Outstanding

 The specific proposals to be considered and acted upon at the Annual Meeting are each described in this Proxy Statement.  Only holders of our common stock as of the close of business on July 24, 2020 (the Record Date) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 56,029,807 shares of our common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Stockholder List

A list of registered stockholders as of the close of business on the Record Date will be open for examination by any stockholder for a period of ten days prior to the Annual Meeting for a purpose pertaining to the Meeting by sending an email to Corp.Secretary@vistagen.com, stating the purpose of the request and providing proof of ownership of our common stock. This list will also be available for examination to stockholders of record during the virtual Annual Meeting webcast at http://www.meetingcenter.io/280599481.

Attendance at Virtual Annual Meeting

We will host the Annual Meeting live online, via Internet webcast. You may attend the Annual Meeting virtually by visiting http://www.meetingcenter.io/280599481. The webcast will start at 10:00 a.m., Pacific Time, on Thursday, September 17, 2020.

To access the virtual Meeting please go to http://www.meetingcenter.io/280599481. You have the option to log in to the virtual Meeting as a “Stockholder” with a control number” or as a “Guest.” If you are a stockholder of record (i.e., if you hold your shares through Computershare, our registrar and transfer agent) (a Stockholder), you may log in as a Stockholder using the control number which can be found on your Notice and proxy card, and Annual Meeting password. The password for the meeting is VTGN2020.  If you are not a stockholder of record (i.e., if you do not hold your shares through Computershare), but hold shares through an intermediary, such as a bank or broker, trustee or nominee (sometimes referred to as holding in “street name”), you may attend the Meeting as “Guest” by entering your name and email address. As a Guest, you will have access to the Meeting materials and will be able to ask questions during the Meeting, but you will not be able to vote during the Annual Meeting.

If you hold your shares through an intermediary, such as a bank or broker, and you desire to vote during the Annual Meeting, you must register in advance to attend the Annual Meeting as a Stockholder. To register to attend the virtual Annual Meeting as a Stockholder, you must provide proof of beneficial ownership as of the Record Date, such as an account statement, legal proxy from your broker, or similar evidence of ownership along with your name and email address to Computershare. Requests for Annual Meeting registration of beneficial owners must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 11, 2020. You will receive a confirmation of your Annual Meeting registration by email after Computershare receives your registration materials. Requests for registration should be directed by email to legalproxy@computershare.com or by mail to Computershare, VistaGen Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. You will receive a confirmation email from Computershare of your Annual Meeting registration and will receive a control number to enter the Meeting as a Stockholder.

Whether you attend the virtual Annual Meeting as a Stockholder or as a Guest, please allow yourself ample time for the online check-in procedures.

Questions at the Annual Meeting

If you wish to submit a question during the virtual Annual Meeting, you may log in online, and ask a question on our virtual Annual Meeting platform at http://www.meetingcenter.io/280599481. Our virtual Annual Meeting will be governed by our Rules of Conduct which will be available on the virtual Meeting platform during the Annual Meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the Meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to Meeting participants.

Voting

There are four (4) ways a stockholder of record can vote:

(1)
By Internet:   If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided in the Notice.

(2)
By Telephone:   If you are a stockholder as of the Record Date, you may vote by telephone by following the instructions in the Notice.

(3)
By Mail:   If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

(4)
During the Annual Meeting:   The Annual Meeting will be held exclusively via the Internet, and can only be accessed at http://www.meetingcenter.io/280599481. Subject to the provisions applicable to other than holders of record as outlined above in the section entitled “Attendance at Virtual Annual Meeting,” if you are a stockholder as of the Record Date, you will have the ability to attend the virtual Meeting and vote online during the Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting virtually, revoking an earlier-submitted proxy in accordance with the process outlined below and voting online during the virtual Meeting.

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on September 16, 2020. Proxies submitted by U.S. mail must be received before the start of the virtual Annual Meeting. If you hold your shares through a bank or broker, please follow their voting instructions.

Required Vote for Approval

 Proposal No. 1: Election of Directors. The six nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected to serve on our Board of Directors until our 2021 Annual Meeting of Stockholders, or until her or his successor is duly elected and qualified.

Proposal No. 2: Ratification of Appointment of our Independent Registered Public Accounting Firm. The affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm for our current fiscal year.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker, brokerage firm or other nominee, your broker, brokerage firm or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker, brokerage firm or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

As noted above, the six director nominees identified under Proposal No. 1 who receive the most votes at the Annual Meeting will be elected to serve on our Board of Directors until our 2021 Annual Meeting of Stockholders, or until her or his successor is duly elected and qualified, thus abstentions and broker non-votes will have no effect on the outcome of Proposal No. 1.

Under Nevada law and our Amended and Restated Bylaws, each other matter will be determined by the vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting. For this matter, abstentions and any broker non-votes cast will not be counted as votes in favor of such proposal, and will also not be counted as shares voting on such matter.

Revocation of Proxies

The election of directors requires the affirmative vote of a plurality of the voting shares present or represented by proxy and entitled to vote at the Annual Meeting. The six nominees receiving the highest number of affirmative votes will be elected to serve on our Board of Directors until our 2021 Annual Meeting of Stockholders, or until her or his successor is duly elected and qualified. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 343 Allerton Avenue, South San Francisco, California 94080, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by virtually attending the Annual Meeting and voting in person.  Your attendance at the virtual Annual Meeting will not, by itself, revoke your proxy.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, as well as the preparation and posting on the Internet of this Proxy Statement and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by the Internet, telephone, email and postal mail.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that our Board of Directors (Board) shall consist of not less than one, nor more than seven directors, and that upon any change in the number of directors, any newly created directorships or eliminated directorships shall be apportioned by the remaining members of the Board or by stockholders. Our Board currently consists of six directors, and these six directors are nominated for election at the Annual Meeting to serve until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. Each nominee has confirmed that he or she is able and willing to continue serving as a director if elected. If any of the nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board.

Upon recommendation of the members of its Corporate Governance and Nominating Committee, the Board has nominated for election as directors at our Annual Meeting Mr. Jon S. Saxe, Ms. Ann M. Cunningham, Dr. Jerry B. Gin, Mr. Shawn K. Singh, Dr. H. Ralph Snodgrass and Dr. Brian J. Underdown.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the voting shares present or represented by proxy and entitled to vote at the Annual Meeting. The six nominees receiving the highest number of affirmative votes will be elected to serve on our Board of Directors until our 2021 Annual Meeting of Stockholders, or until her or his successor is duly elected and qualified. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board recommends that the stockholders vote “FOR” the election of Mr. Jon S. Saxe, Ms. Ann M. Cunningham, Dr. Jerry B. Gin, Mr. Shawn K. Singh, Dr. H. Ralph Snodgrass and Dr. Brian J. Underdown.

The following sections sets forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any of the directors and the Company’s executive officers.

BOARD OF DIRECTORS

Name	Age	Position
Jon S. Saxe (1)	84	Director
Ann M. Cunningham, MBA (2)	52	Director
Jerry B. Gin, Ph.D., MBA (3)	76	Director
Shawn K. Singh, J.D.	57	Chief Executive Officer and Director
H. Ralph Snodgrass, Ph.D.	70	President, Chief Scientific Officer and Director
Brian J. Underdown, Ph.D. (4)	79	Director

(1)	Chairman of the Board; Chairman of the Audit Committee and member of the Compensation Committee and Corporate Governance and Nominating Committee.
(2)	Member of the Corporate Governance and Nominating Committee.
(3)	Chairman of the Corporate Governance and Nominating Committee and member of the Audit Committee and Compensation Committee.
(4)	Chairman of the Compensation Committee and member of the Audit Committee and Corporate Governance and Nominating Committee.

Jon S. Saxe, J.D., LL.M. has served as Chairman of our Board since 2000, first as Chairman of the Board of Directors of VistaGen California, then as Chairman of our Board after completion of the Merger. He also serves as the Chairman of our Audit Committee.  Mr. Saxe is the retired President and was a director of PDL BioPharma from 1989 to 2008. From 1989 to 1993, he was President, Chief Executive Officer and a director of Synergen, Inc. (acquired by Amgen). Mr. Saxe served as Vice President, Licensing & Corporate Development for Hoffmann-Roche from 1984 through 1989, and Head of Patent Law for Hoffmann-Roche from 1978 through 1989. Mr. Saxe currently is a director of Durect Corporation (NASDAQ: DRRX), and six private life science companies, Achelios, Arbor Vita Corporation, Aether, Inc., Arcuo Medical, LLC, Cancer Prevention Pharmaceuticals, Inc., Trellis Bioscience, Inc. and Epalex Corporation. Mr. Saxe has also served as a director of other biotechnology and pharmaceutical companies, including ID Biomedical (acquired by GlaxoSmithKline), Sciele Pharmaceuticals, Inc. (acquired by Shionogi), Amalyte (acquired by Kemin Industries), Cell Pathways (acquired by OSI Pharmaceuticals), Lumos Pharma, Inc. (merged with New Link Genetics) and other companies, both public and private. Mr. Saxe has a B.S.Ch.E. from Carnegie-Mellon University, a J.D. degree from George Washington University and an LL.M. degree from New York University.

We selected Mr. Saxe to serve as Chairman of our Board of Directors due to his numerous years of experience as a senior executive with major pharmaceutical and biotechnology companies, including Protein Design Labs, Inc., Synergen, Inc. and Hoffmann-Roche, Inc., as well as his extensive experience serving as a director of numerous private and public biotechnology and pharmaceutical companies, serving as Chairman, and Chair and member of audit, compensation and governance committees of both private and public companies.  Mr. Saxe provides us and our Board of Directors with highly valuable insight and perspective into the biotechnology and pharmaceutical industries, as well as the strategic opportunities and challenges that we face.

Ann M. Cunningham, MBA, was appointed to serve on our Board on January 10, 2019. Ms. Cunningham is the Founder and Managing Partner of i3 Strategy Partners, a consulting firm founded in 2018 that specializes in assisting companies in the pharmaceutical space. Prior to founding i3 Strategy Partners, Ms. Cunningham served as Vice President, Neurodegenerative Diseases and Psychiatry for Teva Pharmaceuticals Industries, Ltd. from 2015 to 2018, as Senior Marketing Director for Otsuka Pharmaceutical Companies from 2013 to 2015 and in several marketing-focused positions for Eli Lily and Company from 1999 to 2013, including serving as Global Marketing Senior Director from 2009 to 2013. Ms. Cunningham holds a B.A. degree in Psychology from Yale University and an MBA, with a focus on marketing management, from the University of Michigan.

We selected Ms. Cunningham to serve on our Board due to her substantial experience in healthcare marketing, particularly in the successful development, positioning and commercial launch of products to treat diseases of the central nervous system. Ms. Cunningham brings an insightful commercial perspective to us and to our Board that is critical as our pipeline products move from clinical development to commercialization.

Jerry B. Gin, Ph.D., MBA was appointed to serve on our Board of Directors on March 29, 2016. Dr. Gin is currently the co-founder and CEO of Nuvora, Inc., a private company founded in 2006 with a drug delivery platform for the sustained release of ingredients through the mouth for such indications as dry mouth, biofilm reduction and sore throat/cough relief. Dr. Gin is also co-founder and Chairman of Livionex, a private platform technology company founded in 2009 and focused on oral care, ophthalmology and wound care. Previously, Dr. Gin co-founded Oculex Pharmaceuticals in 1993, which developed technology for controlled release delivery of drugs to the interior of the eye, specifically to treat macular edema, and served as President and CEO until it was acquired by Allergan in 2003. Prior to forming Oculex, Dr. Gin co-founded and took public ChemTrak, which developed a home cholesterol test commonly available in drug stores today. Prior to ChemTrak, Dr. Gin was Director of New Business Development and Strategic Planning for Syva, the diagnostic arm of Syntex Pharmaceuticals, Director for Pharmaceutical and Diagnostic businesses for Dow Chemical, and Director of BioScience Labs (now Quest Laboratories), the clinical laboratories of Dow Chemical.  Dr. Gin received his Bachelor’s degree in Chemistry from the University of Arizona, his Ph.D. in Biochemistry from the University of California, Berkeley, his MBA from Loyola College, and conducted his post-doctoral research at the National Institutes of Health.

We selected Dr. Gin to serve on our Board of Directors due to his extensive experience in the healthcare industry, focusing his substantial business and scientific expertise on founding and developing numerous biopharmaceutical, diagnostic and biotechnology companies and propelling them to their next platforms of growth and value.

Shawn K. Singh, J.D. has served as our Chief Executive Officer since August 2009, first as the Chief Executive Officer of VistaGen Therapeutics, Inc., a California corporation (VistaGen California), then as Chief Executive Officer of the Company after the Merger. Mr. Singh first joined the Board of Directors of VistaGen California in 2000 and served on the VistaGen California management team (part-time) from late-2003, following VistaGen California’s acquisition of Artemis Neuroscience, of which he was President, to August 2009. In connection with the Merger, Mr. Singh was appointed as a member of our Board in 2011. Mr. Singh has nearly 30 years of experience working with biotechnology, medical device and pharmaceutical companies, both private and public. From 2001 to August 2009, Mr. Singh served as Managing Principal of Cato BioVentures, a life science venture capital firm, and as Chief Business Officer and General Counsel of Cato Research Ltd, a contract research organization (CRO) affiliated with Cato BioVentures. Mr. Singh served as President (part-time) of Echo Therapeutics, a medical device company, from 2007 to 2009, and as a member of its Board of Directors from 2007 to 2011. He also served as Chief Executive Officer (part-time) of Hemodynamic Therapeutics, a private biopharmaceutical company affiliated with Cato BioVentures, from 2004 to 2009. From 2000 to 2001, Mr. Singh served as Managing Director of Start-Up Law, a management consulting firm serving biotechnology companies. Mr. Singh also served as Chief Business Officer of SciClone Pharmaceuticals (formerly NASDAQ: SCLN), a specialty pharmaceutical company with a substantial commercial business in Greater China, from 1993 to 2000, and as a corporate finance associate of Morrison & Foerster LLP, an international law firm, from 1991 to 1993. Mr. Singh earned a B.A. degree, with honors, from the University of California, Berkeley, and a Juris Doctor degree from the University of Maryland School of Law. Mr. Singh is a member of the State Bar of California.

We selected Mr. Singh to serve on our Board of Directors due to his substantial practical experience and expertise in senior leadership roles with multiple private and public biotechnology, pharmaceutical and medical device companies, and his extensive experience in corporate finance, venture capital, corporate governance, drug development, intellectual property, regulatory affairs and strategic collaborations.

H. Ralph Snodgrass, Ph.D. co-founded VistaGen California with Dr. Gordon Keller in 1998 and served as the Chief Executive Officer of VistaGen California until August 2009. Dr. Snodgrass has served as the President and Chief Scientific Officer of VistaGen California from inception to the present, and in the same positions with the Company following the completion of the Merger. He served as a member of the Board of Directors of VistaGen California from 1998 to 2011, and was appointed to serve on our Board after the completion of the Merger. Prior to founding VistaGen California, Dr. Snodgrass served as a key member of the executive management team that led Progenitor, Inc., a biotechnology company focused on developmental biology, through its initial public offering, and was its Chief Scientific Officer from June 1994 to May 1998, and its Executive Director from July 1993 to May 1994. He received his Ph.D. in immunology from the University of Pennsylvania, and has 28 years of experience in senior biotechnology management and over 10 year’s research experience as an assistant professor at the Lineberger Comprehensive Cancer Center, University of North Carolina Chapel Hill School of Medicine, and as a member of the Institute for Immunology, Basel, Switzerland. Dr. Snodgrass is a past Board Member of the Emerging Company Section of the Biotechnology Industry Organization (BIO), and past member of the International Society of Stem Cell Research (ISSCR) Industry Committee. Dr. Snodgrass has published more than 95 scientific papers, is the inventor on more than 21 patents and a number of patent applications, has been the Principal Investigator on U.S. federal and private foundation sponsored research grants with budgets totaling more than $14.5 million and is recognized as an expert in stem cell biology with more than 32 years’ experience in the uses of stem cells as biological tools for research, drug discovery and development.

We selected Dr. Snodgrass to serve on our Board of Directors due to his expertise in biotechnology focused on developmental biology, including stem cell biology, his extensive senior management experience leading biotechnology companies at all stages of development, as well as his reputation and standing in the fields of biotechnology and stem cell research, which allow him to bring to us and the Board of Directors a unique understanding of the challenges and opportunities associated with pluripotent stem cell biology, as well as credibility in the markets in which we operate.

Brian J. Underdown, Ph.D. has served as a member of our Board of Directors since November 2009, first as a director of VistaGen California, then as a member of our Board after the completion of the Merger. Dr. Underdown retired as a Venture Partner with Lumira Capital Corp.in December 2016, after having served as a Managing Director with Lumira from September 1997 through December 2015. During his time at Lumira, Dr. Underdown’s investment focus was on therapeutics in both new and established companies in both Canada and the United States. Prior to joining Lumira and its antecedent company MDS Capital Corp., Dr. Underdown held a number of senior management positions in the biopharmaceutical industry and at universities. Dr. Underdown’s current board positions include the following private companies: Kisoji Biotechnology Inc., Naegis Pharmaceuticals, Inc. and Osteo QC. Some of Dr. Underdown’s previous board roles include: Argos Therapeutics (NASDAQ: ARGS), ID Biomedical (acquired by GlaxoSmithKline), enGene Inc. and Ception Therapeutics (acquired by Cephalon).  He has served on a number of Boards and advisory bodies of government-sponsored research organizations including CANVAC, the Canadian National Centre of Excellence in Vaccines, Ontario Genomics Institute (Chair), Allergen Plc., the Canadian National Centre of Excellence in Allergy and Asthma. Dr. Underdown obtained his Ph.D. in immunology from McGill University and undertook post-doctoral studies at Washington University School of Medicine.

We selected Dr. Underdown to serve on our Board of Directors due to his extensive background working in the biotechnology and pharmaceutical industries, as a director of numerous private and public companies, as well as his substantial corporate finance and venture capital experience funding and advising startup and established biopharmaceutical companies focused on development and commercialization of novel therapeutics.

Director Compensation

We adopted a director compensation policy for the independent directors of our Board, as “independent” is defined by the rules of the Nasdaq Stock Market rules, which policy became effective for our fiscal year beginning April 1, 2014. Under our independent director compensation policy, our independent directors are entitled to receive a $25,000 annual retainer, payable in cash or shares of our common stock. For service on a committee of the Board, an independent director is entitled to receive an additional annual cash retainer of $7,500 for service on our Audit Committee and Compensation Committee, and $5,000 for service on our Corporate Governance and Nominating Committee. In lieu of the annual cash retainer for committee participation, each independent director serving as a chair of a Board committee shall receive an annual cash retainer of $15,000 for the Audit Committee and Compensation Committee chairs and $10,000 for the Corporate Governance and Nominating Committee chair. In addition, each independent director will also receive an annual grant of an option or warrant to purchase a minimum of 12,000 shares of our common stock, which will vest monthly over a one-year period from the date of grant. Prorated grants are made for partial years of service.

We paid our independent directors cash compensation consistent with the policy noted above during our fiscal year ended March 31, 2020.

In May 2019, we granted to each of our four independent directors options to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share under the terms of our Amended and Restated 2016 Stock Incentive Plan (the 2016 Plan). In October 2019, following the approval by our stockholders of our 2019 Omnibus Equity Incentive Plan (the 2019 Plan), we granted to each of our four independent directors options to purchase 75,000 shares of our common stock at an exercise price of $1.41 per share under the terms of our 2019 Plan. Each grant awarded to our independent directors during the year ended March 31, 2020 expires ten years after the date of grant.

The following table sets forth a summary of the compensation earned by our independent, non-employee directors in our fiscal year ended March 31, 2020.

	Fees Paid in Cash (1)	Option Awards (2)(7)	Other Compensation	Total
Name	($)	($)	($)	($)

Jon S. Saxe(3)	$52,500	$101,347	$-	$153,847
Brian J. Underdown, Ph.D.(4)	$52,500	$101,347	$-	$153,847
Jerry B. Gin, Ph.D., M.B.A (5)	$50,000	$101,347	$-	$151,347
Ann M. Cunningham (6)	$30,000	$101,347	$-	$131,347

(1)
The amounts shown represent fees earned for service on our Board, and Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee during the fiscal year ended March 31, 2020, which amounts were paid in full during the fiscal year then ended.

(2)
The amounts in the “Option Awards” column do not represent any cash payments actually received by Mr. Saxe, Dr. Underdown, Dr. Gin or Ms. Cunningham with respect to any of such stock options awarded to them during the fiscal year ended March 31, 2020  Rather, the amounts represent (i) the aggregate grant date fair value of options to purchase shares of our common stock awarded to Mr. Saxe, Dr. Underdown, Dr. Gin and Ms. Cunningham during our fiscal year ended March 31, 2020, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). To date, Mr. Saxe, Dr. Underdown, Dr. Gin and Ms. Cunningham have not exercised any of the options granted during our fiscal year ended March 31, 2020, and there can be no assurance that any of them will ever realize any of the ASC 718 grant date fair value amounts presented in the “Option Awards” column.

(3)
Mr. Saxe has served as the Chairman of our Board, the Chairman of our Audit Committee and a member of our Compensation Committee and Corporate Governance and Nominating Committee throughout our fiscal year ended March 31, 2020.  At March 31, 2020, Mr. Saxe held: (i) 23,251 shares of our common stock; (ii) options to purchase 437,500 registered shares of our common stock, of which options to purchase 351,631 shares were exercisable; and (iii) warrants to purchase 57,500 restricted shares of our common stock, all of which are exercisable.

(4)
Dr. Underdown has served as a member of our Board, as the Chairman of our Compensation Committee and as a member of our Audit Committee and Corporate Governance and Nominating Committee throughout the fiscal year ended March 31, 2020.  At March 31, 2020, Dr. Underdown held: (i) options to purchase 437,500 registered shares of our common stock, of which options to purchase 351,631 shares were exercisable; and (ii) warrants to purchase 57,500 restricted shares of our common stock, all of which are exercisable.

(5)
Dr. Gin has served as a member of our Board, as the Chairman of our Corporate Governance and Nominating Committee and as a member of our Audit Committee and Compensation Committee throughout the fiscal year ended March 31, 2020. At March 31, 2020, Dr. Gin held: (i) 50,000 shares of our unregistered common stock, (ii) options to purchase 460,000 registered shares of our common stock of which 374,131 were exercisable; and (ii) warrants to purchase 50,000 restricted shares of our common stock, all of which are exercisable.

(6)
Ms. Cunningham has served as a member of our Board and as a member of Corporate Governance and Nominating Committee since her appointment to both on January 10, 2019. At March 31, 2020, Ms. Cunningham held options to purchase 150,000 registered shares of our common stock, of which 78,386 were exercisable.

(7)
The table below provides information regarding the option awards we granted to Mr. Saxe, Dr. Underdown, Dr. Gin and Ms. Cunningham during fiscal 2020 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

	Option	Option
	Grant	Grant
	5/23/2019	10/21/2019	Total
Mr. Saxe	$26,916	$74,431	$101,347
Dr. Underdown	26,916	74,431	101,347
Dr. Gin	26,916	74,431	101,347
Ms. Cunningham	26,916	74,431	101,347
	$107,662	$297,725	$405,388
Exercise Price	$1.00	$1.41
Grant Date stock price	$0.80	$1.41
Risk free interest rate	2.13%	1.62%
Expected Term (years)	5.58	$5.39
Volatility	85.85%	87.53%
Dividend rate	0.00%	0.00%
Fair value per share	$0.54	$0.99
Aggregate option shares	200,000	300,000

Mr. Saxe, Dr. Underdown, Dr. Gin and Ms. Cunningham were each granted an option to purchase 50,000 shares of our common stock on May 23, 2019. Each was also granted an option to purchase 75,000 shares of our common stock on October 21, 2019.

On April 23, 2020, when the closing price of our common stock, as reported on the Nasdaq Capital Market was $0.398 per share, the Compensation Committee of the Board granted options from our 2019 Omnibus Equity Incentive Plan to each of Mr. Saxe, Dr. Underdown, Dr. Gin and Ms. Cunningham to purchase 75,000 shares of our common stock at an exercise price of $0.398 per share. Such options were vested 25% upon grant with the remaining shares vesting ratably over two years.

Board Attendance at Board of Directors, Committee and Stockholder Meetings

Our Board met five times and acted by unanimous written consent five times during our fiscal year ended March 31, 2020. Our Audit Committee met four times. Our Compensation Committee met once, acted by unanimous written consent three times with respect to executive compensation matters and grants of equity securities, and requested action by the entire Board with respect to the adoption of our 2019 Omnibus Equity Incentive Plan and 2019 Employee Stock Purchase Plan and the modification of certain outstanding warrants. Our Corporate Governance and Nominating Committee requested action by the entire Board with respect to re-election of members of our Board and other resolutions presented to our stockholders at our September 2019 annual meeting of stockholders and Board committee assignments. With the exception of Dr. Snodgrass, who was unable to attend one Board meeting due to international travel, each director serving during our fiscal year ended March 31, 2020 attended all of the meetings of the Board and the committees of the Board upon which such director served that were held during the fiscal year.

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, but directors are encouraged to attend. With the exception of Dr. Underdown and Ms. Cunningham, each of whom was unavailable, each of our directors attended our September 2019 Annual Meeting of Stockholders in person.

Independent Directors

Our securities are currently listed on the Nasdaq Capital Market, which requires that a majority of our directors be independent. Accordingly, we evaluate director independence under the standards established by the SEC and the rules of the Nasdaq Stock Market.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three fiscal years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $200,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Mr. Saxe, Ms. Cunningham, Dr. Gin and Dr. Underdown are each “independent” as that term is defined by the rules of the Nasdaq Stock Market. Our Board has also determined that Mr. Saxe, Dr. Underdown and Dr. Gin, who together comprise our Audit Committee and Compensation Committee, and, together with Ms. Cunningham comprise our Corporate Governance and Nominating Committee, satisfy the independence standards set forth in the Nasdaq Stock Market rules. In making these determinations, our Board considered the current and prior relationships that each nonemployee director has with the Company and all other facts and circumstances that our Board deemed relevant.

Board Committees and Charters

Our Board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Since April 1, 2017, only our independent directors, Mr. Saxe, Dr. Gin and Dr. Underdown, and, since January 10, 2019, Ms. Cunningham, serve as members of these committees.

The Audit Committee of our Board is comprised of Mr. Saxe, who serves as the committee chairman, Dr. Underdown and Dr. Gin. Mr. Saxe is also our Audit Committee financial expert, as that term is defined under SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002, and possesses the requisite financial sophistication, as defined under applicable rules. The Audit Committee operates under a written charter. Our Audit Committee charter is available on our website at www.vistagen.com. Under its charter, our Audit Committee is primarily responsible for, among other things, the following:

●	overseeing our accounting and financial reporting process;

●	selecting, retaining and replacing our independent auditors and evaluating their qualifications, independence and performance;

●	reviewing and approving scope of the annual audit and audit fees;

●	monitoring rotation of partners of independent auditors on engagement team as required by law;

●	discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

●	reviewing adequacy and effectiveness of internal control policies and procedures;

●	approving retention of independent auditors to perform any proposed permissible non-audit services;

●	overseeing internal audit functions and annually reviewing audit committee charter and committee performance; and

●	preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee

The Compensation Committee of our Board is comprised of Dr. Underdown, who serves as the committee chairman, Mr. Saxe, and Dr. Gin. Our Compensation Committee charter is available on our website at www.vistagen.com. Under its charter, the Compensation Committee is primarily responsible for, among other things, the following:

●
reviewing and approving our compensation programs and arrangements applicable to our executive officers (as defined in Rule I 6a-I (f) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, including, without limitation, employment, severance, change of control and similar agreements or arrangements;

●
determining the objectives of our executive officer compensation programs;

●
ensuring corporate performance measures and goals regarding executive officer compensation are set and determining the extent to which they are achieved and any related compensation earned;

●
establishing goals and objectives relevant to Chief Executive Officer compensation, evaluating Chief Executive Officer performance in light of such goals and objectives, and determining Chief Executive Officer compensation based on the evaluation;

●
endeavoring to ensure that our executive compensation programs are effective in attracting and retaining key employees and reinforcing business strategies and objectives for enhancing stockholder value, monitoring the administration of incentive-compensation plans and equity-based incentive plans as in effect and as adopted from time to time by the Board;

●
reviewing and approving any new equity compensation plan or any material change to an existing plan; and

●
reviewing and approving any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the committee or Board.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of our Board is comprised of Dr. Gin, who serves as the committee chairman, Mr. Saxe, Dr. Underdown and Ms. Cunningham. Our Corporate Governance and Nominating Committee charter is available on our website at www.vistagen.com. Under its charter, the Corporate Governance and Nominating Committee is primarily responsible for, among other things, the following:

●
monitoring the size and composition of the Board;

●
making recommendations to the Board with respect to the nominations or elections of our directors;

●
reviewing the adequacy of our corporate governance policies and procedures and our Code of Business Conduct and Ethics, and recommending any proposed changes to the Board for approval; and

●
considering any requests for waivers from our Code of Business Conduct and Ethics and ensure that we disclose such waivers as may be required by the exchange on which we are listed, if any, and rules and regulations of the SEC.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board consists of Dr. Underdown, Mr. Saxe and Dr. Gin, each of whom is an independent, nonemployee director. None of the members of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Board Leadership Structure

The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer, who is also a member of our Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for the Board meetings and presides over meetings of the Board. Although these roles are currently separate, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors.  Our Code of Business Conduct and Ethics is available on our website at www.vistagen.com.  We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in filings with the SEC under the Exchange Act.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94080
Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management and OUM & Co. LLP (OUM), our independent registered public accounting firm, the audited consolidated financial statements in the VistaGen Therapeutics, Inc. Annual Report on Form 10-K for the year ended March 31, 2020. The Audit Committee has also discussed with OUM those matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16.

OUM also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2020.

Respectfully Submitted by: MEMBERS OF THE AUDIT COMMITTEE Jon S. Saxe, Audit Committee Chairman Jerry B. Gin Brian J. Underdown
Dated: June 29, 2020

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

EXECUTIVE COMPENSATION

Executive Officers

The Company’s executive officers are appointed by the Board of Directors (the Board) and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Shawn K. Singh, J.D.	57	Chief Executive Officer and Director
H. Ralph Snodgrass, Ph.D.	70	Founder, President, Chief Scientific Officer and Director
Mark A. Smith, M.D., Ph.D.	64	Chief Medical Officer
Jerrold D. Dotson, CPA	67	Vice President, Chief Financial Officer and Secretary
Mark A. McPartland	54	Vice President, Corporate Development

Shawn K. Singh, J.D. Please see Mr. Singh’s biography on page 6 of this Proxy Statement, under the section titled “Directors.”

H. Ralph Snodgrass, Ph.D. Please see Dr. Snodgrass’s biography on page 6 of this Proxy Statement, under the section titled “Directors.”

Mark A. Smith, M.D., Ph.D. has served as our Chief Medical Officer since June 2016.  Dr. Smith served as the Clinical Lead for Neuropsychiatry at Teva Pharmaceuticals from November 2013 through June 2016.  He served as Senior Director of Experimental Medicine, Global Clinical Development and Innovation at Shire Pharmaceuticals from September 2012 to October 2013 and at AstraZeneca Pharmaceutical Company as Executive Director of Clinical Development and in other senior positions from June 2000 through September 2012. He served as a Senior Investigator and Principal Research Scientist in CNS Diseases Research at DuPont Pharmaceutical Company from 1996 to 2000 and in the Biological Psychiatry and Clinical Neuroendocrinology Branches of the National Institute of Mental Health from 1987 through 1996.  Dr. Smith has significant expertise in drug discovery and development and clinical trial design and execution, having directed approximately fifty clinical trials from Phase 0 through Phase II B and served as project leader in both the discovery and development of approximately twenty investigational new drugs aimed at depression, anxiety, schizophrenia and other disorders.  Dr. Smith received his Bachelor of Science and Master of Science degrees in Molecular Biophysics and Biochemistry from Yale University; his M.D and Ph.D. in Physiology and Pharmacology from the University of California, San Diego and completed his residency at Duke University Medical Center.

Jerrold D. Dotson, CPA has served as our Chief Financial Officer since September 2011, as our Corporate Secretary since October 2013 and as a Vice President since February 2014. Mr. Dotson served as Corporate Controller for Discovery Foods Company, a privately held Asian frozen foods company from January 2009 to September 2011.  From February 2007 through September 2008, Mr. Dotson served as Vice President, Finance and Administration (principal financial and accounting officer) for Calypte Biomedical Corporation (OTCBB: CBMC), a publicly held biotechnology company.  Mr. Dotson served as Calypte’s Corporate Secretary from 2001 through September 2008.  He also served as Calypte’s Director of Finance from January 2000 through July 2005 and was a financial consultant to Calypte from August 2005 through January 2007.  Prior to joining Calypte, from 1988 through 1999, Mr. Dotson worked in various financial management positions, including Chief Financial Officer, for California & Hawaiian Sugar Company, a privately held company.  Mr. Dotson is licensed as a CPA in California and received his B.S. degree in Business Administration with a concentration in accounting from Abilene Christian College.

Mark A. McPartland has served as our Vice-President, Corporate Development since October 2016. Mr. McPartland previously served as the Vice President of Corporate Development and Communications at Stellar Biotechnologies, Inc. (now Edesa Biotech, Inc. (NASDAQ: EDSA)), from November 2013 to September 2016. While at Stellar, Mr. McPartland was responsible for transforming and expanding its capital markets and corporate communications strategy, while also supporting its global business development activities. From September 2011 to November 2013, Mr. McPartland served as Senior Vice President at MZ North America, a subsidiary of MZ Group, a global leader in investor relations and corporate communications, and from January 2005 to January 2011, he served as Vice President and Partner at Alliance Advisors, LLC where he specialized in the implementation of capital markets strategy, market positioning and financial communications, and Regional Vice President of Hayden Communications, Inc. where he led investor relations and corporate communications programs for micro and small cap companies. Mr. McPartland received his Bachelors in Business Administration and Marketing from Coastal Carolina University.

Our Compensation Objectives

Our compensation practices are designed to attract key employees and to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. Our Board, through the Compensation Committee, seeks to compensate our executive officers by combining short and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executive officers’ incentives with stockholder value creation. When possible, the Compensation Committee seeks to tie individual goals to the area of the executive officer’s primary responsibility. These goals may include the achievement of specific financial or business development goals. Also, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, the compensation committee seeks to set performance goals that reach across all business areas and include achievements in finance/business development and corporate development.

The Compensation Committee makes decisions regarding salaries, annual bonuses, if any, and equity incentive compensation for our executive officers, approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and our other executive officers. The Compensation Committee solicits input from our Chief Executive Officer regarding the performance of our other executive officers. Finally, the Compensation Committee also administers our incentive compensation and benefit plans.

Although we have no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, we seek to implement a pay mix for our officers with a relatively equal balance of both, providing a competitive salary with a significant portion of compensation awarded on both corporate and personal performance.

Compensation Components

As a general rule, and when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, our compensation consists primarily of three elements: base salary, annual bonus and long-term equity incentives. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives, both initially at the time of hire and thereafter, to ensure that we retain our executive management team. An executive officer’s base salary is also determined by reviewing the executive officer’s other compensation to ensure that the executive officer’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed periodically as deemed necessary by the Compensation Committee and increased for merit reasons, based on the executive officers’ success in meeting or exceeding individual objectives. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive officer’s role or responsibilities.

Annual Bonus

The Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our corporate-wide goals. The amount of the cash bonus depends on the level of achievement of the individual performance goals, with a target bonus generally set as a percentage of base salary and based on the achievement of pre-determined milestones.  For the year ended March 31, 2019, each Named Executive Officer (NEO) serving during that period was awarded a bonus by the Compensation Committee in the amount set forth in the Summary Compensation Table below. At the time of this Proxy Statement, the Compensation Committee has not determined or awarded a bonus to any NEO for our fiscal year ended March 31, 2020. Payment of a bonus to a NEO for our fiscal year ended March 31, 2020, if any, is at the discretion of the Compensation Committee which may consider factors other than attainment of individual or corporate goals in its determination of bonus amounts to be granted.

Long-Term Equity Incentives

The Compensation Committee believes that to attract and retain management, employees and independent directors, the compensation paid to these persons should include non-cash equity-based compensation, in addition to base salary and potential annual cash incentives, that is competitive with peer companies. The Compensation Committee determines the amount and terms of non-cash equity-based compensation granted under our stock option plans or pursuant to other awards made to our executives, employees and independent directors. Any long-term equity compensation granted to our management, employees and independent directors does not represent cash payments made to such individuals, and there is no guarantee that any recipients of awards granted as long-term equity compensation will realize any cash value as a result of the awards.

During the year ended March 31, 2020, the Compensation Committee granted stock options to management, employees and independent directors as a part of each individual's long-term compensation. The options have a term of ten years, and an exercise price that was at or above the market price of our common stock on the grant date, which the Compensation Committee believes align the long-term interests of our management, employees and independent directors with those of our stockholders. In addition, the exercise price of the options granted during our 2020 fiscal year remains above the market price of our common stock as of March 31, 2020.

2020 Summary Compensation Table

The following table shows information regarding the compensation of our NEOs for services performed in the fiscal years ended March 31, 2020 and 2019.

Name and Principal	Fiscal	Salary	Bonus (9)	Option Awards (6)		All Other Compensation	Total
Position	Year	($)	($)	($)		($)	($)
Shawn K. Singh, J.D. (1)	2020	498,000	-	435,667	(7)	-	933,667
Chief Executive Officer	2019	466,365	110,305	374,445	(8)	-	951,115

H. Ralph Snodgrass, Ph.D. (2)	2020	416,850	-	254,405	(7)	-	671,255
President, Chief Scientific Officer	2019	393,991	73,444	174,823	(8)	-	642,258

Mark A. Smith, M.D., Ph.D. (3)	2020	416,850	-	179,988	(7)	-	596,838
Chief Medical Officer	2019	393,991	73,444	154,922	(8)	-	622,357

Jerrold D. Dotson (4)	2020	367,500	-	229,571	(7)	-	597,071
Vice President, Chief Financial Officer and Secretary	2019	344,992	64,749	131,326	(8)	-	541,067

Mark A. McPartland (5)	2020	300,000	-	179,988	(7)	-	479,988
Vice President, Corporate Development	2019	268,750	50,874	187,017	(8)	-	506,641

(1)
Mr. Singh became Chief Executive Officer of VistaGen Therapeutics, Inc. (a California corporation) (VistaGen California) on August 20, 2009 and our Chief Executive Officer in May 2011, in connection with the Merger.  Pursuant to his January 2010 employment agreement, as amended in June 2016, Mr. Singh’s annual base cash salary, was contractually set at $395,000. The Compensation Committee has since adjusted Mr. Singh’s base annual salary to $477,000 effective in July 2018 and to $498,000 effective in April 2019. Pursuant to his employment agreement, Mr. Singh is eligible to receive an annual cash incentive bonus of up to fifty percent (50%) of his base cash salary.

(2)
Through August 20, 2009, Dr. Snodgrass served as VistaGen California’s President and Chief Executive Officer, at which time he became its President and Chief Scientific Officer.  He became our President and Chief Scientific Officer in May 2011, in connection with the Merger.  Pursuant to his January 2010 employment agreement, as amended in June 2016, Dr. Snodgrass’ annual base cash salary, was contractually set at $350,000. The Compensation Committee has since adjusted Dr. Snodgrass’ base annual salary to $397,000 effective in July 2018 and to $416,850 effective in April 2019. Pursuant to his employment agreement, Dr. Snodgrass is eligible to receive an annual cash incentive bonus of up to fifty percent (50%) of his base cash salary.

(3)
Dr. Smith became our Chief Medical Officer upon his employment effective June 18, 2016. During our fiscal year ended March 31, 2019, Dr. Smith’s annual base cash salary was $397,000. The Compensation Committee adjusted Dr. Smith’s base annual salary to $416,850 effective in April 2019.

(4)
Mr. Dotson served as Chief Financial Officer on a contract basis from September 19, 2011 through August 2012, at which time he became our full-time employee.  During our fiscal year ended March 31, 2019, Mr. Dotson’s annual base cash salary was $350,000. The Compensation Committee adjusted Mr. Dotson’s base annual salary to $367,500 effective in April 2019.

(5)
Mr. McPartland has served as our Vice-President, Corporate Development since October 2016 and was designated a NEO in September 2017. During our fiscal year ended March 31, 2019, Mr. McPartland’s annual base cash salary was $275,000. The Compensation Committee adjusted Mr. McPartland’s base annual salary to $300,000 effective in April 2019.

(6)
The amounts in the Option Awards column do not represent any cash payments actually received by the NEOs with respect to any of such options to purchase shares of our common stock awarded to them or modified during the periods presented. Rather, the amounts in this column represent only (i) the aggregate grant date fair value of options to purchase shares of our common stock awarded to Mr. Singh, Dr. Snodgrass, Dr. Smith, Mr. Dotson and Mr. McPartland during the fiscal year presented, and (ii) in Fiscal 2019, the modification date incremental fair value resulting from the reduction of exercise prices in excess of $1.56 per share to $1.50 per share for options previously granted to Mr. Singh, Dr. Snodgrass, Dr. Smith, Mr. Dotson and Mr. McPartland, both computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). Other than the exercise of such modified options to purchase 25,375 and 2,500 shares of our common stock at $1.50 per share by Mr. Singh and Dr. Snodgrass, respectively, during our fiscal year ended March 31, 2019, to date, none of the NEOs have exercised any of such options to purchase common stock, and there can be no assurance that any of them will ever realize any of the ASC 718 grant date fair value amounts presented in the Option Awards column.

(7)
The amounts in the table below do not represent any cash payments actually received by the NEOs with respect to any of such options to purchase shares of our common stock awarded to them or modified during the periods presented. Rather, the table below provides information regarding the option awards we granted to the NEO’s during Fiscal 2020 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

Option Award Compensation –	Option Grant	Option Grant	Option Grant
Fiscal Year Ended March 31, 2020	5/23/2019	9/5/2019	10/21/2019	Total

Mr. Singh	$42,182	$95,803	$297,682	$435,667
Dr. Snodgrass	80,747	-	173,658	254,405
Dr. Smith	80,747	-	99,241	179,988
Mr. Dotson	80,747	-	148,824	229,571
Mr. McPartland	80,747	-	99,241	179,988
	$365,170	$95,803	$818,646	$1,279,619

Option Shares Granted -	Option Grant	Option Grant	Option Grant
Fiscal Year Ended March 31, 2020	5/23/2019	9/5/2019	10/21/2019	Total

Mr. Singh	80,000	170,000	300,000	550,000
Dr. Snodgrass	150,000	-	175,000	325,000
Dr. Smith	150,000	-	100,000	250,000
Mr. Dotson	150,000	-	150,000	300,000
Mr. McPartland	150,000	-	100,000	250,000
	680,000	170,000	825,000	1,675,000

Option Award Assumptions –	Option Grant	Option Grant	Option Grant
Fiscal Year Ended March 31, 2020	5/23/2019	9/5/2019	10/21/2019

Market price per share	$0.80	0.84	$1.41
Exercise price per share	$1.00	1.00	$1.41
Risk-free interest rate	2.13%	1.45%	1.62%
Volatility	85.9%	86.0%	87.5%
Expected term (years)	5.58	5.58	5.39
Dividend rate	0.0%	0.0%	0.0%

Fair value per share	$0.54	0.56	$0.99
Aggregate shares	680,000	170,000	825,000

(8)
The amounts in the table below do not represent any cash payments actually received by the NEOs with respect to any of such options to purchase shares of our common stock awarded to them or modified during the periods presented. Rather, the table below provides information regarding the option awards we granted to the NEO’s during Fiscal 2019 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards and modifications:

Option Award Compensation –	Option Grant	Option Modifications	Option Grant
Fiscal Year Ended March 31, 2019	8/5/2018	8/29/2018	1/14/2019	Total

Mr. Singh	$-	$95,436	$279,009	$374,445
Dr. Snodgrass	122,913	51,910	-	174,823
Dr. Smith	98,330	56,592	-	154,922
Mr. Dotson	98,330	32,996	-	131,326
Mr. McPartland	147,495	39,522	-	187,017
	$467,068	$276,456	$279,009	$1,022,533

Option Shares Granted -	Option Grant	Option Modifications	Option Grant
Fiscal Year Ended March 31, 2019	8/5/2018	8/29/2018	1/14/2019	Total

Mr. Singh	-	-	220,000	220,000
Dr. Snodgrass	125,000	-	-	125,000
Sr. Smith	100,000	-	-	100,000
Mr. Dotson	100,000	-	-	100,000
Mr. McPartland	150,000	-	-	150,000
	475,000	-	220,000	695,000

Option Award Assumptions -	Option Grant	Option Modifications	Option Grant
Fiscal Year Ended March 31, 2019	8/5/2018	8/29/2018	1/14/2019

Market price per share	$1.27		$1.70
Exercise price per share	$1.27		$1.70
Risk-free interest rate	2.84%		2.55%
Volatility	99.29%		93.56%
Expected term (years)	5.50		5.50
Dividend rate	0%		0%

Fair value per share	$0.988		$1.27
Aggregate shares	475,000		220,000

Amounts shown for option modification compensation reflect the modification date incremental fair value resulting from the reduction of exercise prices in excess of $1.56 per share to $1.50 per share for options previously granted to the NEOs, as permitted by the 2016 Plan. Options to purchase 555,375 shares, 346,250 shares and 231,001 shares of our common stock and having pre-modification exercise prices from $1.96 per share to $10.00 per share were modified to reduce the exercise price to $1.50 per share for Mr. Singh, Dr. Snodgrass and Mr. Dotson, respectively. Options to purchase 385,000 shares of our common stock and having pre-modification exercise prices from $1.96 per share to $3.80 per share were modified to reduce the exercise price to $1.50 per share for Dr. Smith. Options to purchase 265,000 shares of our common stock and having pre-modification exercise prices from $1.96 per share to $4.27 per share were modified to reduce the exercise price to $1.50 per share for Mr. McPartland.

(9)
Amounts reported in the Bonus column reflect bonuses awarded by the Compensation Committee and earned and accrued during the year ended March 31, 2019 by each NEO for attainment of performance-based objectives during that period. Bonus amounts awarded by the Compensation Committee and earned by each NEO during the year ended March 31, 2019 were paid to each NEO during the subsequent fiscal year. The Compensation Committee has not yet determined or awarded a bonus to any NEO for our fiscal year ended March 31, 2020, nor have any bonus amounts been accrued as of the Record Date.

No NEO is entitled to receive, nor has any NEO received, any perquisites or other personal benefits that, in the aggregate, are worth over $50,000 or over 10% of their base salary.

Benefit Plans

401(k) Plan

We maintain, through a registered agent, a retirement and deferred savings plan for our officers and employees. This plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The retirement and deferred savings plan provides that each participant may contribute a portion of his or her pre-tax compensation, subject to statutory limits. Under the plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The retirement and deferred savings plan also permits us to make discretionary contributions subject to established limits and a vesting schedule.  To date, we have not made any discretionary contributions to the retirement and deferred savings plan on behalf of participating employees.

2019 Employee Stock Purchase Plan

Following the approval of our 2019 Employee Stock Purchase Plan (the 2019 ESPP) by our stockholders in September 2019, the 2019 ESPP became operational effective January 1, 2020. Under our 2019 ESPP, shares of our common stock will be available for purchase by eligible employees, including our NEO’s, who participate in the plan. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of our common stock at a discount to the market price during periodic option periods under the 2019 ESPP. At March 31, 2020, no option period had been completed under the 2019 ESPP.  The initial option period under the 2019 ESPP was completed on June 30, 2020 and Mr. Singh, Dr. Snodgrass, Dr. Smith and Mr. Dotson each purchased 5,000 shares of our common stock, the maximum number of shares each such NEO is permitted to purchase during any option period pursuant to the 2019 ESPP, at a price of $0.448 per share in accordance with the provisions of the 2019 ESPP.

Outstanding Warrants and Options at March 31, 2020

The following table provides information regarding each unexercised stock option and warrant to purchase shares of our common stock held by each of the NEOs as of March 31, 2020.

	Stock Options and Warrants
Name	Number of Securities Underlying Unexercised Options and Warrants (#) Exercisable		Number of Securities Underlying Unexercised Options and Warrants (#) Unexercisable		Exercise Price ($)	Expiration Date

Shawn K. Singh, J.D.	5,000		-		1.50	4/26/2021
	72,000		-		7.00	3/3/2023
	250,000		-		7.00	9/2/2020
	187,500	(1)	12,500	(1)	1.50	6/19/2026
	100,000	(2)	-	(2)	1.50	11/9/2026
	170,138	(3)	4,862	(3)	1.50	4/26/2027
	125,000		-		1.56	9/19/2027
	300,000		-		1.16	2/2/2028
	151,250	(4)	68,750	(4)	1.70	1/14/2029
	58,335	(7)	21,665	(7)	1.00	5/23/2029
	63,750	(9)	106,250	(9)	1.00	9/5/2029
	121,875	(10)	178,125	(10)	1.41	10/21/2029
Total:	1,604,848		392,152

H. Ralph Snodgrass, Ph.D.	150,000		-		7.00	9/20/2020
	50,000		-		7.00	3/3/2023
	117,187	(1)	7,813	(1)	1.50	6/19/2026
	80,000	(2)	-	(2)	1.50	11/9/2026
	121,527	(3)	3,473	(3)	1.50	4/26/2027
	100,000		-		1.56	9/19/2027
	175,000		-		1.16	2/2/2028
	105,468	(5)	19,532	(4)	1.27	8/5/2028
	68,750	(8)	81,250	(8)	1.00	5/23/2029
	71,094	(10)	103,906	(10)	1.41	10/21/2029
Total:	1,039,026		215,974

Mark A. Smith, M.D. Ph.D.	168,750	(1)	11,250	(1)	1.50	6/19/2026
	80,000	(2)	-	(2)	1.50	11/9/2026
	121,527	(3)	3,473	(3)	1.50	4/26/2027
	100,000		-		1.56	9/19/2027
	200,000		-		1.16	2/2/2028
	84,375	(5)	15,625	(5)	1.27	8/5/2028
	68,750	(8)	81,250	(8)	1.00	5/23/2029
	40,625	(10)	59,375	(10)	1.41	10/21/2029
Total:	864,027		170,973

Jerrold D. Dotson	5,001		-		1.50	10/30/2022
	1,000		-		1.50	10/27/2023
	100,000		-		7.00	9/2/2020
	10,000		-		7.00	3/3/2023
	70,312	(1)	4,688	(1)	1.50	6/19/2026
	50,000	(2)	-	(2)	1.50	11/9/2026
	97,222	(3)	2,778	(3)	1.50	4/26/2027
	100,000		-		1.56	9/19/2027
	200,000		-		1.16	2/2/2028
	84,375	(5)	15,625	(5)	1.27	8/5/2028
	68,750	(8)	81,250	(8)	1.00	5/23/2029
	60,938	(10)	89,062	(10)	1.41	10/21/2029
Total:	847,598		193,403

Mark A. McPartland	109,375	(6)	15,625		1.50	9/29/2026
	40,000	(2)	-	(6)	1.50	11/9/2026
	97,222	(3)	2,778	(3)	1.50	4/26/2027
	50,000		-		1.56	9/19/2027
	150,000		-		1.16	2/2/2028
	126,562	(5)	23,438	(5)	1.27	8/5/2028
	68,750	(8)	81,250	(8)	1.00	5/23/2029
	40,625	(10)	59,375	(10)	1.41	10/21/2029
Total:	682,534		182,466

(1)
Represents an option to purchase shares of our common stock at $3.49 per share granted on June 19, 2016 when the market price of our common stock was $3.49 per share.  The option became exercisable for 25% of the shares granted on June 19, 2017 with the remaining shares becoming exercisable ratably monthly through June 19, 2020, when all shares granted will be fully exercisable. The exercise price of the option was reduced to $1.50 per share on August 29, 2018.

(2)
Represents an option to purchase shares of our common stock at $3.80 per share granted on November 9, 2016 when the market price of our common stock was $3.80 per share.  All shares granted are now fully exercisable. The exercise price of the option was reduced to $1.50 per share on August 29, 2018.

(3)
Represents an option to purchase shares of our common stock at $1.96 per share granted on April 26, 2017 when the market price of our common stock was $1.96 per share.  All shares granted are now fully exercisable. The exercise price of the option was reduced to $1.50 per share on August 29, 2018.

(4)
Represents an option to purchase shares of our common stock at $1.70 per share granted on January 14, 2019 when the market price of our common stock was $1.70 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through January 14, 2021, when all shares granted will be fully exercisable.

(5)
Represents an option to purchase shares of our common stock at $1.27 per share granted on August 5, 2018 when the market price of our common stock was $1.27 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through August 5, 2020, when all shares granted will be fully exercisable.

(6)
Represents an option to purchase shares of our common stock at $4.27 per share granted on September 29, 2016 when the market price of our common stock was $4.27 per share.  The option became exercisable for 25% of the shares granted on September 29, 2017, with the remaining shares becoming exercisable ratably monthly through September 29, 2020, when all shares granted will be fully exercisable. The exercise price of the option was reduced to $1.50 per share on August 29, 2018.

(7)
Represents an option to purchase shares of our common stock at $1.00 per share granted on May 23, 2019 when the market price of our common stock was $0.80 per share.  The option became exercisable for 62.5% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through May 23, 2022, when all shares granted will be fully exercisable.

(8)
Represents an option to purchase shares of our common stock at $1.00 per share granted on May 23, 2019 when the market price of our common stock was $0.80 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through My 23, 2022, when all shares granted will be fully exercisable.

(9)
Represents an option to purchase shares of our common stock at $1.00 per share granted on September 5, 2019 when the market price of our common stock was $0.84 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through September 5, 2022, when all shares granted will be fully exercisable.

(10)
Represents an option to purchase shares of our common stock at $1.41 per share granted on October 21, 2019 when the market price of our common stock was $1.41 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through October 21, 2021, when all shares granted will be fully exercisable.

On April 23, 2020, when the closing price of our common stock, as reported on the Nasdaq Capital Market was $0.398 per share, the Compensation Committee granted options from our 2019 Omnibus Equity Incentive Plan to Mr. Singh to purchase 300,000 shares and to each of Dr. Snodgrass, Dr. Smith, Mr. Dotson and Mr. McPartland to purchase 150,000 shares of our common stock at an exercise price of $0.398 per share. Such options were vested 25% upon grant with the remaining shares vesting ratably over two years.

Employment or Severance Agreements

We have employment agreements with Mr. Singh and Dr. Snodgrass, the material terms of which are described below.

Agreement with Mr. Singh

We entered into an employment agreement with Mr. Singh on April 28, 2010. Under the agreement, as amended on June 22, 2016, Mr. Singh’s base salary was increased from $347,500 per year to $395,000 per year, effective June 16, 2016. The Compensation Committee has subsequently adjusted Mr. Singh’s base annual salary to $477,000 effective in July 2018 and to $498,000 effective in April 2019. Under his agreement, Mr. Singh is eligible to receive an annual incentive cash bonus of up to 50% of his base salary. The Compensation Committee awarded Mr. Singh a cash bonus of $110,305 for attainment of performance-based objectives during the year ended March 31, 2019. At the time of this Proxy Statement, the Compensation Committee has not determined or awarded a bonus to Mr. Singh for attainment of performance-based objectives during our fiscal year ended March 31, 2020. The award of his annual incentive bonus, if any, is at the discretion of the Compensation Committee of our Board of Directors. In the event we terminate Mr. Singh’s employment without cause, he is entitled to receive severance in an amount equal to:

●
twelve months of his then-current base salary payable in the form of salary continuation;

●
a pro-rated portion of the incentive cash bonus that the Board of Directors determines in good faith that Mr. Singh earned prior to his termination; and

●
such amounts required to reimburse him for Consolidated Omnibus Budget Reconciliation Act (COBRA) payments for continuation of his medical health benefits for such twelve-month period.

In addition, in the event Mr. Singh terminates his employment with “good reason” following a “change of control” (each as defined below), he is entitled to twelve months of his then-current base salary payable in the form of salary continuation.

Agreement with Dr. Snodgrass

We entered into an employment agreement with Dr. Snodgrass on April 28, 2010. Under the agreement, as amended on June 22, 2016, Dr. Snodgrass’s base salary was increased from $305,000 per year to $350,000 per year, effective June 16, 2016. The Compensation Committee has subsequently adjusted Dr. Snodgrass’ base annual salary to $397,000 effective in July 2018 and to $416,850 effective in April 2019. Under his agreement, Dr. Snodgrass is eligible to receive an annual incentive cash bonus of up to 50% of his base salary. The Compensation Committee awarded Dr. Snodgrass cash bonuses of $73,444 for attainment of performance-based objectives during the year ended March 31, 2019. At the time of this Proxy Statement, the Compensation Committee has not determined or awarded a bonus to Dr. Snodgrass for attainment of performance-based objectives during our fiscal year ended March 31, 2020. The award of his annual incentive bonus, if any, is at the discretion of the Compensation Committee of the Board of Directors. In the event we terminate Dr. Snodgrass’s employment without cause, he is entitled to receive severance in an amount equal to:

●
twelve months of his then-current base salary payable in the form of salary continuation;

●
a pro-rated portion of the incentive bonus that the Board of Directors determines in good faith that Dr. Snodgrass earned prior to his termination; and

●
such amounts required to reimburse him for COBRA payments for continuation of his medical health benefits for such twelve-month period.

In addition, in the event Dr. Snodgrass terminates his employment with "good reason" (as defined below), he is entitled to twelve months of his then-current base salary payable in the form of salary continuation.

Change of Control Provisions

Pursuant to each of their respective employment agreements, Dr. Snodgrass is entitled to severance if he terminates his employment at any time for “good reason” (as defined below), while Mr. Singh is entitled to severance if he terminates his employment for good reason after a change of control. Under their respective agreements, “good reason” means any of the following events, if we affect the event without the executive’s consent (subject to our right to cure):

●
a material reduction in the executive’s responsibility; or

●
a material reduction in the executive’s base salary except for reductions that are comparable to reductions generally applicable to similarly situated executives of VistaGen.

Furthermore, pursuant to their respective employment agreements and their stock option award agreements, as amended, in the event we terminate the executive without cause within twelve months of a change of control, the executive’s remaining unvested option shares become fully vested and exercisable. Upon a change of control in which the successor corporation does not assume the executive’s stock options, the stock options granted to the executive become fully vested and exercisable.

Pursuant to their respective employment agreements, a change of control occurs when: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than VistaGen, a subsidiary, an affiliate, or a VistaGen employee benefit plan, including any trustee of such plan acting as trustee) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of VistaGen representing 50% or more of the combined voting power of VistaGen’s then outstanding securities; (ii) a sale of substantially all of VistaGen’s assets; or (iii) any merger or reorganization of VistaGen whether or not another entity is the survivor, pursuant to which the holders of all the shares of capital stock of VistaGen outstanding prior to the transaction hold, as a group, fewer than 50% of the shares of capital stock of VistaGen outstanding after the transaction.

In the event that, following termination of employment, amounts are payable to an executive pursuant to his employment agreement, the executive’s eligibility for severance is conditioned on executive having first signed a release agreement.

Pursuant to their respective employment agreements, the estimated amount that could be paid by us assuming that a change of control occurred on the last business day of our current fiscal year, is $498,000 for Mr. Singh and $416,850 for Dr. Snodgrass, excluding the imputed value of accelerated vesting of stock options, if any.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
OUM & CO. LLP TO SERVE AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee of the Board, the Board appointed OUM & Co. LLP (OUM) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

The Board may terminate the appointment of OUM as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of OUM will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Fees and Services

OUM served as our independent registered public accounting firm for the fiscal years ended March 31, 2020 and 2019. Information provided below includes fees for professional services provided to us by OUM for our fiscal years ended March 31, 2020 and 2019.

	Fiscal Years Ended March 31,
	2020	2019

Audit fees	$242,500	$226,200
Audit-related fees	22,400	57,600
Tax fees	16,000	16,000
All other fees		-
Total fees	$280,900	$299,800

 Audit Fees:

Audit fees include fees billed for the annual audit of the Company’s financial statements and quarterly reviews for the fiscal years ended March 31, 2020 and 2019, and for services normally provided by OUM in connection with routine statutory and regulatory filings or engagements.

Audit-Related Fees:

Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the annual audit or reviews of the Company’s financial statements and are not reported under “Audit Fees.” During our fiscal years ended March 31, 2020 and 2019, OUM billed the Company for services related to comfort letters and consents for the use of its audit opinion in our filings of Registration Statements on Form S-3, Form S-1, and Form S-8 that included or incorporated by reference the Company’s audited financial statements for the fiscal years ended March 31, 2019 and 2018.

Tax Fees:

Tax fees include fees for professional services for tax compliance, tax advice and tax planning for the tax years ended March 31, 2020 and 2019.

All Other Fees:

All other fees include fees for products and services other than those described above.  During our fiscal years ended March 31, 2020 and 2019, no such fees were billed by OUM.

Required Vote and Recommendation

Ratification of the selection of OUM as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2021 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of OUM as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2021.

The Board unanimously recommends that stockholders vote “FOR” the ratification of the selection of OUM as our independent registered public accounting firm for our fiscal year ending March 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 20, 2020 for:

●
each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

●
each of our directors;

●
each of our named executive officers; and

●
all of our directors and executive officers as a group.

Applicable percentage ownership is based on 55,901,807 shares of common stock outstanding at July 20, 2020. In computing the number of shares of common stock beneficially owned by a person, we deemed to be outstanding all shares of common stock subject to options or warrants and all shares of preferred stock held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or exchangeable within 60 days of July 20, 2020.  In computing the percentage of shares beneficially owned, we deemed to be outstanding all shares of common stock subject to options or warrants and all shares of preferred stock held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or exchangeable within 60 days of July 20, 2020.  Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o VistaGen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, California 94080.

Name and address of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned (1)
Executive officers and directors:
Shawn K. Singh, J.D.(2)	1,904,861	3.30%
H. Ralph Snodgrass, Ph.D. (3)	1,251,787	2.19%
Mark A. Smith, M.D., Ph.D. (4)	986,875	1.73%
Jerrold D. Dotson (5)	971,627	1.71%
Mark McPartland (6)	809,270	1.43%
Jon S. Saxe, J.D., LL.M. (7)	491,689	*
Brian J. Underdown, Ph.D. (8)	468,438	*
Jerry B. Gin, Ph.D., MBA (9)	633,438	1.12%
Ann M. Cunningham, MBA (10)	123,438	*

5% Stockholders:
Montsant Partners, LLC (11)	4,239,331	7.07%
Lincoln Park Capital Fund, LLC (12)	4,238,102	7.10%
Eric D. Weinberger (13)	6,815,000	12.01%

All executive officers and directors as a group (9 persons)		%
____________________
*    less than 1%

(1)	Based on 55,901,807 shares of common stock issued and outstanding as of July 20, 2020.

(2)	Includes options to purchase 1,526,252 shares of common stock exercisable within 60 days of July 20, 2020 and currently exercisable warrants to purchase 322,000 restricted shares of common stock.

(3)	Includes options to purchase 969,063 shares of common stock exercisable within 60 days of July 20, 2020, and currently exercisable warrants to purchase 200,000 restricted shares of common stock.

(4)	Includes options to purchase 981,875 shares of common stock exercisable within 60 days of July 20, 2020.

(5)
Includes options to purchase 971,627 shares of common stock exercisable within 60 days of July 20, 2020, including options to purchase 626 shares of common stock held by Mr. Dotson’s wife, and currently exercisable warrants to purchase 110,000 restricted shares of common stock.

(6)	Includes options to purchase 809,270 shares of common stock exercisable within 60 days of July 20, 2020.

(7)	Includes options to purchase 410,738 shares of common stock exercisable within 60 days of July 20 2020 and currently exercisable warrants to purchase 57,500 restricted shares of common stock.

(8)	Includes options to purchase 410,938 shares of common stock exercisable within 60 days of July 20, 2020 and currently exercisable warrants to purchase 57,500 restricted shares of common stock.

(9)
Includes 50,000 restricted shares of common stock held by Dr. Gin’s wife, options to purchase 433,438 shares of common stock exercisable within 60 days of July 20, 2020 and currently exercisable warrants to purchase 100,000 unregistered shares of common stock, including currently exercisable warrants to purchase 50,000 unregistered shares held by Dr. Gin’s wife.

(10)	Includes options to purchase 123,438 shares of common stock exercisable within 60 days of July 20, 2020.

(11)
Based upon Company records of transactions between us and Montsant Partners, LLC (Montsant), through July 20, 2020.  The number of beneficially owned shares reported includes 637,500 restricted shares of common stock that may currently be acquired by Montsant upon fixed exchange of 425,000 restricted shares of our Series A Preferred Stock (Series A Preferred).

Further, the reported number of shares beneficially owned by Montsant also includes 1,131,669 shares of common stock pursuant to its ownership of 1,131,669 shares of our Series B 10% Convertible Preferred Stock (Series B Preferred), immediately convertible into a like number of shares of our common stock, but excludes shares of unregistered common stock that may be issued as payment of accrued but unpaid dividends in the amount of approximately $5.30 million at July 20, 2020 on shares of Series B Preferred owned by Montsant. Pursuant to the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series B 10% Convertible Preferred Stock, there is, however, a limitation on conversion of the Series B Preferred such that the number of shares of common stock that Montsant may beneficially acquire upon such conversion, including shares issued in payment of accrued dividends, is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by Montsant does not exceed 9.99% of the total number of then issued and outstanding shares of our common stock without providing us with 61 days’ prior notice thereof.

Further, the reported number of shares beneficially owned by Montsant also includes 2,318,012 shares of common stock pursuant to its ownership of 2,318,012 shares of our Series C Convertible Preferred Stock (Series C Preferred), immediately convertible on a fixed 1:1 conversion basis into a like number of shares of our restricted common stock. In addition to the shares of common stock that may be issuable to Montsant upon conversion of the shares of Series A Preferred, Series B Preferred and Series C Preferred described above, Montsant may be deemed to be the beneficial owner of 152,150 shares or 0.27% of our common stock at July 20, 2020.

Matthew Wright, Operating Manager of RHSW (Cayman) Ltd., and/or Moshe Feuer, Chief Executive Officer and authorized signatory of BAM may, subject to certain restrictions, be deemed to have voting and investment control over the shares held by Montsant. The address for Montsant is c/o BAM Administrative Services LLC, 105 Madison Avenue, 19th Floor, New York, NY 10016.

(12)
Based upon Company records of transactions between us and Lincoln Park Capital Fund, LLC (Lincoln Park), and upon the Schedule 13G filed by Lincoln Park with the SEC on January 29, 2020.  Includes an aggregate of 3,814,602 shares of Common Stock issuable upon exercise of Common Stock purchase warrants held by Lincoln Park, of which warrants to purchase 2,814,602 shares of Common Stock become exercisable on July 25, 2020, subject to a 9.99% beneficial ownership cap that prohibits the issuance of shares of Common Stock upon exercise of the Common Stock purchase warrants to the extent such issuance would cause the holder’s beneficial ownership of Common Stock to exceed 9.99% of the outstanding Common Stock. The address for Lincoln Park is 440 North Wells, Suite 410, Chicago, Illinois 60654.

Lincoln Park Capital, LLC (LPC) is the Managing Member of Lincoln Park. Rockledge Capital Corporation (RCC) and Alex Noah Investors, Inc. (Alex Noah) are the Managing Members of LPC.  Joshua B. Scheinfeld is the president and sole shareholder of RCC, as well as a principal of LPC. Jonathan I. Cope is the president and sole shareholder of Alex Noah, as well as a principal of LPC. As a result of the foregoing, Mr. Scheinfeld and Mr. Cope have shared voting and shared investment power over the shares of VistaGen common stock held directly by Lincoln Park. Pursuant to Section 13(d) of the Act and the rules thereunder, each of LPC, RCC, Mr. Scheinfeld, Alex Noah, and Mr. Cope may be deemed to be a beneficial owner of the shares of VistaGen common stock beneficially owned directly by Lincoln Park. Pursuant to Rule 13d-4 of the Act, each of LPC, RCC, Mr. Scheinfeld, Alex Noah, and Mr. Cope disclaims beneficial ownership of the shares of Common Stock of the Issuer held directly by Lincoln Park.

(13)
Based upon the Company’s records. Includes currently exercisable warrants to purchase 750,000 registered shares of common stock and currently exercisable options to purchase 115,000 shares of registered common stock. The shares of common stock [and warrants?] are held by Eric D. Weinberger and Megan G. Weinberger as joint tenants with right of survivorship. The Weinberger’s address is 14189 Caloosa Boulevard, West Palm Beach, FL 33418. Eric D. Weinberger and Megan G. Weinberger share voting and investment control over the shares held.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Grants

As of July 20, 2020, options to purchase a total of 11,948,088 registered shares of our common stock were outstanding at a weighted average exercise price of $1.21 per share, of which 8,992,471 options were vested and exercisable at a weighted average exercise price of $1.32 per share and 2,955,617 were unvested and not exercisable at a weighted average exercise price of $0.87 per share. These options were issued under our 2019 Omnibus Equity Incentive Plan (the 2019 Plan) and under our Amended and Restated 2016 Stock Incentive Plan, formerly titled the 2008 Stock Incentive Plan (the 2016 Plan), as described below. At July 20, 2020, an additional 4,785,162 shares remained available for future equity grants under our 2019 Plan and no new awards are available for grant under our 2016 Plan.

The following table summarizes awards outstanding under the 2016 Plan and the 2019 Plan, as well as shares available for issuance under 2019 Plan and our 2019 Employee Stock Purchase Plan (2019 ESPP) as of March 31, 2020. The following information does not reflect issuances under the 2019 Plan or the 2019 ESPP subsequent to March 31, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	10,003,088	$1.36	7,730,162
Equity compensation plans not approved by security holders	--		--
Total	10,003,088	$1.36	7,730,162

Description of the 2016 Plan

Our Board unanimously approved the Company’s Amended and Restated 2016 Stock Incentive Plan, formerly titled the 2008 Stock Incentive Plan (the 2016 Plan), on July 26, 2016, and the 2016 Plan was approved by our stockholders at our 2016 Annual Meeting of Stockholders on September 26, 2016, and further amended to increase the number of shares authorized for issuance therefrom at our 2017 Annual Meeting of Stockholders on September 15, 2017. The 2016 Plan provided for the grant of stock options, restricted shares of common stock, stock appreciation rights and dividend equivalent rights, collectively referred to as “Awards”. Stock options granted under the 2016 Plan were either incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), or non-qualified stock options. We could grant incentive stock options only to employees of the Company or any parent or subsidiary of the Company. Awards other than incentive stock options could be granted to employees, directors and consultants. A total of 10.0 million shares of our common stock were authorized for issuance under the 2016 Plan, of which options to purchase approximately 7.8 million shares remain outstanding at March 31, 2020. Upon the adoption of our 2019 Plan, no further grants were permissible under the 2016 Plan and approximately 1.4 million authorized shares were transferred to the 2019 Plan and became issuable therefrom. All options granted from the 2016 Plan remain operative under the terms of the respective grants.

Description of the 2019 Plan

Our Board approved the VistaGen Therapeutics, Inc. 2019 Omnibus Equity Incentive Plan on May 27, 2019, and our stockholders adopted it and ratified all previously issued grants on September 5, 2019. The principal features of the 2019 plan are summarized below.

The 2019 Plan provides for the grant of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, and other stock-based awards, and performance awards, collectively referred to as “Awards”. Awards may be granted under the 2019 Plan to officers, employees and consultants of the Company and our subsidiaries and to our non-employee directors. Incentive stock options may be granted only to employees of the Company or one of our subsidiaries. The 2019 Plan is administered by the Compensation Committee of the Board. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Compensation Committee may delegate its authority to the extent permitted by applicable law.

The Compensation Committee sets stock option exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2019 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR.

The Compensation Committee may also grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

The Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Compensation Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions. At March 31, 2020, the Compensation Committee has not granted any performance awards.

A total of 7,500,000 shares of common stock were initially authorized for issuance under the 2019 Plan. As noted previously, all awards outstanding under the 2016 Plan at the time the 2019 Plan was adopted remain subject to the 2016 Plan. Upon approval of the 2019 Plan, all shares of common stock remaining authorized and available for issuance under the 2016 Plan, approximately 1.4 million shares, automatically became available for issuance under the 2019 Plan. Additionally, any shares subject to outstanding awards under the 2016 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares also become available for issuance under the 2019 Plan. Further, if any award under the 2019 Plan is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2019 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will again be available for grant under the 2019 Plan. At March 31, 2020, a total of 6,730,162 shares remain available for grant under the 2019 Plan.

No more than 25% of any equity-based awards granted under the 2019 Plan will vest on the grant date of such award. This requirement does not apply to (i) substitute awards resulting from acquisitions or (ii) shares delivered in lieu of fully vested cash awards. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise. Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no consideration.

In the event of a change in control of the Company, the Compensation Committee may accelerate the time period relating to the exercise of any award.  In addition, the Compensation Committee may take other action, including (a) providing for the purchase of any award for an amount of cash or other property that could have been received upon the exercise of such award had the award been currently exercisable, (b) adjusting the terms of the award in a manner determined by the Compensation Committee to reflect the change in control, or (c) causing an award to be assumed, or new rights substituted therefor, by another entity with appropriate adjustments to be made regarding the number and kind of shares and exercise prices of the award. “Change in Control” is defined under the 2019 Plan and requires consummation of the applicable transaction.

Unless earlier terminated by the Board, the 2019 Plan will terminate, and no further awards may be granted, on September 5, 2029, which is ten years after the date on which it was approved by our stockholders. The Board may amend, suspend or terminate the 2019 Plan at any time. To the extent necessary to comply with applicable provisions of U.S. federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein, we will obtain stockholder approval of any such amendment to the 2019 Plan in such a manner and to such a degree as required. The amendment, suspension or termination of the 2019 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

2019 Employee Stock Purchase Plan

Our Board approved the VistaGen Therapeutics, Inc. 2019 Employee Stock Purchase Plan) on June 13, 2019. Our stockholders approved the 2019 ESPP at our annual meeting on September 5, 2019. The principal terms of our 2019 ESPP are summarized below.

The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The Compensation Committee of the Board administers the 2019 ESPP. The Compensation Committee has authority to construe, interpret and apply the terms of the 2019 ESPP. As approved by our stockholders, a maximum of 1,000,000 shares of our common stock may be purchased under the 2019 ESPP.

The 2019 ESPP is generally expected to operate in consecutive semi-annual periods referred to as “option periods.” The first option period commenced on January 1, 2020 and will end on the last trading day in the semi-annual period ending June 30, 2020, with successive option periods expected to begin on the first day of January and July and to terminate on the last trading day of June and December, respectively. Option periods may not last longer than the maximum period permitted under Section 423 of the Code, which generally limits the length of such offerings to either 5 years or 27 months, depending on the terms of the offering. Generally, all full-time employees of the Company and its subsidiaries will be eligible to participate in an option period

On the first day of each option period (the Grant Date), each eligible employee for that option period will be granted an option to purchase shares of our common stock. Each participant’s option will permit the participant to purchase a number of shares determined by dividing the employee’s accumulated payroll deductions for the option period by the applicable purchase price. A participant must designate in his or her enrollment package the percentage (if any) of compensation to be deducted during that option period for the purchase of stock under the 2019 ESPP. The participant’s payroll deduction election will generally remain in effect for future option periods unless terminated by the participant. A participant may elect to withdraw from any option period prior to the last day of the option period, in which case the participant’s payroll deductions will be refunded and the participant’s outstanding options will terminate.

Each participant’s payroll deductions under the 2019 ESPP will be credited to a liability account in his or her name under the 2019 ESPP. The aggregate liability for participant payroll deductions at March 31, 2020 was $14,700.

Each option granted under the 2019 ESPP will automatically be exercised on the last day of the respective option period (referred to as the Exercise Date). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s 2019 ESPP account balance as of the Exercise Date for the option period by the purchase price of the option. The purchase price for each option is generally equal to the lesser of (i) 85% of the fair market value of a share of our common stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of our common stock on the applicable Exercise Date. A participant’s 2019 ESPP account will be reduced upon exercise of his or her option by the amount used to pay the purchase price of the shares acquired by the participant. Following exercise of the option, any excess amount in a participant’s account will be refunded following the Exercise Date. No interest will be paid to any participant under the 2019 ESPP.

Participation in the 2019 ESPP is subject to the following limits:

●	A participant cannot contribute less than 1% or more than 15% of his or her compensation to the purchase of stock under the 2019 ESPP in any one payroll period;
●
A participant cannot purchase any more than 5,000 shares of common stock during an offering period, or accrue rights to purchase more than $25,000 of stock (valued at the Grant Date of the applicable offering period and without giving effect to any discount reflected in the purchase price for the stock) for each calendar year in which an option is outstanding; and

●
A participant will not be granted an option under the 2019 ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase common stock constituting 5.0% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or one of its subsidiaries or to the extent it would exceed certain other limits under the Code.

The $25,000 annual purchase and the 5% ownership limitations referred to above are required under the Code.

As is customary in stock incentive plans of this nature, the number of shares of stock available under the 2019 ESPP or subject to outstanding options, is subject to adjustment in the event of certain reorganizations, combinations, recapitalization of shares, stock splits, reverse stock split, subdivision or other similar change in respect of our common stock. A participant’s rights with respect to options or the purchase of shares under the 2019 ESPP, as well as payroll deductions credited to his or her 2019 ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

The Board generally may amend, suspend, or terminate the 2019 ESPP at any time and in any manner, except that stockholder approval is required to increase the number of shares authorized for issuance under the 2019 ESPP and for certain other amendments. No amendment to the 2019 ESPP may materially adversely affect the option rights previously granted to a participant under the 2019 ESPP, except as required by law or regulation.

Our 2019 ESPP became effective on January 1, 2020 and will continue in effect until the earlier of such time as all of the shares of the Company’s common stock subject to the 2019 ESPP have been sold under the 2019 ESPP or December 31, 2030, unless terminated earlier by the Board. At March 31, 2020, no option periods had been completed nor shares of common stock purchased by employees under the 2019 ESPP. The initial option period under the 2019 ESPP was completed on June 30, 2020 at which time participating employees purchased an aggregate of 28,125 shares of common stock at a price of $0.448 per share under the terms of the 2019 ESPP.

Certain Relationships and Related Transactions

Contract Research and Development Agreement with Cato Research Ltd.

Cato Holding Company (CHC), doing business as Cato BioVentures (CBV), was the parent of Cato Research Ltd. (CRL), now known as Cato Research LLC. CRL is a contract research, development and regulatory services organization (CRO) that we have, and continue to engaged for a wide range of material aspects related to the nonclinical and clinical development, manufacturing and regulatory affairs associated with our efforts to develop and commercialize PH94B, PH10, AV-101. In October 2018, CHC completed the sale of CRL to an independent third party. As a result of this transactions, CHC and/or CBV no longer is affiliated with or has any control over CRL. Prior to the sale of CRL and during the year ended March 31, 2020, CBV was the beneficial owner of approximately 2.0% of our common stock.

In July 2017, we entered into a Master Services Agreement (MSA) with CRL, which replaced a substantially similar May 2007 master services agreement, pursuant to which CRL may assist us in the evaluation, development, commercialization and marketing of our potential product candidates, and provide regulatory and strategic consulting services as requested from time to time. Specific projects or services are and will be delineated in individual work orders negotiated from time-to-time under the MSA. Under the terms of work orders issued pursuant to the July 2017 MSA and our prior May 2007 master services agreement, we incurred expenses of $3,802,600 and $3,969,100 for the fiscal years ended March 31, 2020 and 2019, respectively. We anticipate periodic expenses for CRO services from CRL related to nonclinical and clinical development of, and regulatory affairs related to, AV-101, PH94B, PH10 and other potential product candidates will remain significant in future periods.

License and Option Agreements with Pherin Pharmaceuticals, Inc.

During our fiscal year ended March 31, 2019, we issued an aggregate of 2,556,361 shares of our unregistered common stock having an issue-date fair market value of $4,250,000 to Pherin Pharmaceuticals, Inc. (Pherin) to acquire exclusive worldwide licenses to develop and commercialize PH94B, a potential first-in-class neuroactive nasal spray with rapid-onset effects observed at microgram doses and without systemic exposure for the treatment of Social Anxiety Disorder (SAD), and an option to acquire a similar license for PH10, a potential first-in-class neuroactive nasal spray with rapid-onset antidepressant effects observed at microgram doses and without systemic exposure for the treatment of Major Depressive Disorder (MDD). We recorded the acquisition of the licenses as research and development expense during our fiscal year ended March 31, 2019. During the years ended March 31, 2020 and 2019, we recorded $120,000 and $70,000 representing monthly support payments to Pherin under the terms of the PH94B license agreement. We recorded no amounts payable to Pherin at March 31, 2020 or 2019. At July 20, 2020, Pherin held approximately 2.4% of our outstanding common stock.

Consulting Agreement

During our fiscal year ended March 31, 2020, we engaged a consulting firm headed by one of the independent members of our Board, to provide various market research studies and commercial advisory projects for certain of our CNS pipeline candidates. We recorded research and development expense of $108,400 and $11,700 during the fiscal years ended March 31, 2020 and 2019, respectively, related to such studies. We recorded no amounts payable at March 31, 2020 or 2019 related to these studies.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock (collectively, the Reporting Persons) to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  The Reporting Persons are also required by SEC rules to furnish us with copies of all reports that they file pursuant to Section 16(a). To the Company’s knowledge, based solely on our review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 2020, all Reporting Persons complied with all applicable reporting requirements.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals for the 2021 Annual Meeting

Stockholder proposals that are intended to be presented by stockholders at the Company’s 2021 Annual Meeting of Stockholders must be received by the Secretary of the Company between June 7, 2021 and July 7, 2021 in order that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting. A stockholder proposal not included in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders. However, if the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the later of 60 days prior to such annual meeting, or, in the event the Company makes a public announcement of the date of such annual meeting less than 70 days before the meeting, within 10 days after the Company’s public announcement.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 343 Allerton Avenue, South San Francisco, California 94080, or contact us at (650) 577-3600. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, mailed to stockholders on or about July 29, 2020, contains instructions on how to access the Company’s Annual Report on SEC Form 10-K for our fiscal year ended March 31, 2020. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to participate in our Annual Meeting virtually via the Internet. Whether or not you expect to participate in our virtual Annual Meeting virtually via the Internet, please submit your vote via Internet, by telephone or by postal mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO PARTICIPATE IN OUR ANNUAL MEETING VIRTUALLY VIA THE INTERNET, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR POSTAL MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

VistaGen® Therapeutics

VOTE

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2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the Director nominees identified in Proposal No. 1, and FOR Proposal No. 2.

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1. ELECTION OF DIRECTORS

Nominees:

	For	Withhold		For	Withhold		For	Withhold
01 - Jon S. Saxe	☐	☐	02 - Ann M. Cunningham	☐	☐	03 - Jerry B. Gin	☐	☐
04 - Shawn K. Singh	☐	☐	05 - H. Ralph Snodgrass	☐	☐	06 - Brian J. Underdown	☐	☐

	For	Against	Abstain
2. RATIFYING THE APPOINTMENT OF OUM & CO. LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2021.	☐	☐	☐

IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

6 1 A V

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03ARXC

The 2020 Annual Meeting of Stockholders of VistaGen Therapeutics, Inc. will be held on Thursday, September 17, 2020, 10:00 A.M. PST, virtually via the internet at www.meetingcenter.io/280599481.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — VTGN2020.

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — VISTAGEN THERAPEUTICS, INC.

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FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Shawn K. Singh and Jerrold D. Dotson, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of VistaGen Therapeutics, Inc. (the *Company*) which the undersigned is entitled to vote at the Company's 2020 Annual Meeting of Stockholders (the *Annual Meeting*), to be held virtually, on September 17, 2020 at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the Director nominees identified in Proposal No. 1, and FOR Proposal No. 2.

(continued and to be signed on reverse side)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

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